July 31, 2009

PNC Alternative Strategies Fund LLC
c/o PNC Capital Advisors, Inc
Two Hopkins Plaza
Baltimore, MD 21201

Re:           PNC Alternative Strategies Fund LLC

Dear Ladies and Gentlemen:

We have acted as counsel to PNC Alternative Strategies Fund LLC (the “Fund”), a Delaware limited liability company, in connection with the proposed issuance of “Interests” in the Fund pursuant to and as described in the registration statement filed on July 29, 2009, by the Fund on Form N-2 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended.

In connection with our giving this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Limited Liability Company Agreement of the Fund dated as of December 30, 2002, and amended and restated on June 30, 2006 and amended October 5, 2007 (the “LLC Agreement”); (iii) the Certificate of Formation of the Fund as filed in the Office of the Secretary of State of Delaware (the “State Office”) on October 3, 2002, as amended by a Certificate of Amendment thereto as filed in the State Office on October 18, 2002, as amended by a Certificate of Amendment thereto as filed in the State Office on September 23, 2003, and as further amended by a Certificate of Amendment thereto as filed in the State Office on October 5, 2007; (iv) a certification of good standing of the Fund obtained as of a recent date from the State Office; (v) certain resolutions (“Resolutions”) adopted by the Board of Directors of the Fund by unanimous written consent, on or before July 29, 2009, relating to the issuance of Interests in the Fund (the Resolutions, collectively with the Registration Statement and the LLC Agreement, the “Operative Documents”); and (vi) an opinion of Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the Fund, dated July 29, 2009.  We have also considered such matters of law as we have deemed appropriate as the basis for the opinions hereinafter set forth.

We have also assumed, without independent verification, (i) the due authority of all individuals signing in representative capacities and the genuineness of signatures; (ii) the authenticity, completeness and continued effectiveness of all documents or copies furnished to us; (iii) that any resolutions and action items provided have been duly adopted by the Board of Directors; (iv) that the form of the Registration Statement when effective will be substantially the same as the form as filed; (v) that the Fund has not been dissolved; and (vi) no amendments, agreements, resolutions or actions have been approved, executed or adopted which would limit, supersede or modify the items described above.

We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States.  As to matters involving Delaware law, with your permission, we have relied solely upon an opinion of Morris, Nichols, Arsht & Tunnell LLP, Delaware counsel to the Fund, a copy of which is attached hereto, concerning the organization of the Fund and the authorization and issuance of the Interests, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that:

1.           The Fund is in good standing under the laws of the State of Delaware; and

2.           The Interests to be offered pursuant to the Registration Statement have been duly authorized for issuance and, when the Interests have been sold, issued and paid for pursuant to the terms, provisions and conditions of the Operative Documents, the Interests will be legally issued limited liability company interests of the Fund, fully paid, and nonassessable.

This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm.  This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to the Fund’s Registration Statement on Form N-2.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

July 29, 2009

PNC Alternative Strategies Fund LLC
Two Hopkins Plaza
Baltimore, Maryland  21201

Re:           PNC Alternative Strategies Fund LLC

Ladies and Gentlemen:

We have acted as special Delaware counsel to PNC Alternative Strategies Fund LLC, a Delaware limited liability company (the “Company”), in connection with certain matters of Delaware law relating to the proposed issuance of Interests in the Company pursuant to and as described in Post Effective Amendment No. 4 to Registration Statement No. 333-128725 on Form N-2 filed with the Securities and Exchange Commission on June 26, 2009 (the “Registration Statement”).  Capitalized terms used herein and not otherwise herein defined are used as defined the Amended and Restated Limited Liability Company Agreement of the Company dated as of June 30, 2006, as amended by an amendment thereto dated as of October 5, 2007 (as now and heretofore in effect from time to time, the “LLC Agreement”).

In rendering this opinion, we have examined and relied upon copies of the following documents, each in the form provided to us: the Registration Statement; the Limited Liability Company Agreement of the Company dated as of December 30, 2002 (the “Original LLC Agreement”); the LLC Agreement; the Certificate of Formation of the Company as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on October 3, 2002 (under the name Mercantile Capital Opportunities Fund LLC), as amended by a Certificate of Amendment thereto as filed in the State Office on October 18, 2002 (under the name Mercantile Capital Opportunities Fund LLC), a Certificate of Amendment thereto as filed in the State Office on December 23, 2002 (under the name Mercantile Small Cap Manager Fund LLC), a Certificate of Amendment thereto as filed in the State Office on September 23, 2003 (under the name Mercantile Alternative Strategies Fund LLC) and a Certificate of Amendment thereto as filed in the State Office on October 5, 2007 (under the name Mercantile Alternative Strategies Fund LLC) (as now and heretofore in effect from time to time, the “LLC Certificate”); the Unanimous Written Consent of Directors To Actions Taken Without a Meeting dated on or before July 29, 2009 relating to the issuance of Interests in the Company (the “Resolutions” and collectively with the Registration Statement and the LLC Agreement, the “Operative Documents”); and a certification of good standing of the Company obtained as of a recent date from the State Office.  In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents.  We have further assumed for purposes of this opinion:  (i) the due adoption, authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced resolutions, instruments, certificates and other documents and of all documents contemplated by the Operative Documents to be executed in connection with the issuance of Interests in the Company; (iii) the payment of consideration for Interests in the Company in accordance with the terms of the Original LLC Agreement or the Operative Documents, as applicable, and compliance with the other terms, procedures and requirements of the Original LLC Agreement or the Operative Documents, as applicable, in connection with the issuance of Interests in the Company and the admission of Members thereto; (iv) that no event or circumstance has occurred subsequent to the filing of the LLC Certificate, or will occur prior to the issuance of the Interests in the Company pursuant to the Operative Documents, that would cause a dissolution or liquidation of the Company under the Original LLC Agreement or the LLC Agreement, as applicable, or under the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Delaware LLC Act”); (v) that the activities of the Company have been and will be conducted in accordance with the terms of the Original LLC Agreement or the LLC Agreement, as applicable, and the Delaware LLC Act; and (vi) that the documents examined by us express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and prior to the issuance of the Interests in the Company pursuant to the Operative Documents, will not be, amended, supplemented or otherwise modified, except as herein referenced.  No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.  We express no opinion as to, and assume no responsibility for, the Registration Statement or any other offering materials relating to the Interests in the Company.  We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents that are contrary to or inconsistent with the opinions expressed herein.  As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.  With respect to the opinion in paragraph 2 below, we note that Members of the Company may have certain payment obligations under the circumstances set forth in the LLC Agreement.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.           The Company is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware.

2.           The Interests in the Company, when issued in accordance with the terms, procedures and requirements of the Operative Documents, will be validly issued, fully paid and nonassessable limited liability company interests in the Company.

We hereby consent to the filing of a copy of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.  Except as provided in this paragraph, the opinions set forth above are expressed solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied upon for any other purpose or by any other Person without our prior written consent.  This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any Person with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Very truly yours,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

David A. Harris